Exhibit 32.1

CERTIFICATIONS
OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the accompanying Annual Report on Form 10-KSB of Viper Powersports Inc., a Nevada corporation, for the year ended December 31, 2005, the undersigned certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:

(1)	the Annual Report on Form 10-KSB of Viper Powersports Inc. for the year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Annual Report on Form 10-KSB for the year ended December 31, 2005 fairly presents in all material respects, the financial condition and results of operations of Viper Powersports Inc.

Date:   March 28, 2006

/s/ John Lai
John Lai, Principal Executive Officer of Viper Powersports Inc.

Date:   March 28, 2006

/s/ Jerome Posey
Jerome Posey, Principal Financial Officer of Viper Powersports Inc.